                      SUPPLEMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF NOVEMBER 5, 1996
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

              KEMPER VARIABLE SERIES (FORMERLY INVESTORS FUND SERIES)
                SCUDDER KEMPER INVESTMENTS, INC. (FORMERLY ZURICH
                            KEMPER INVESTMENTS, INC.)
                   KEMPER DISTRIBUTORS, INC. (FORMERLY ZURICH
                           KEMPER DISTRIBUTORS, INC.)

                                       AND

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY



The parties hereto agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:


                                   SCHEDULE A



NAME OF SEPARATE ACCOUNT AND DATE
ESTABLISHED BY BOARD OF DIRECTORS
---------------------------------

Separate Account KG (6/13/96)
Separate Account KGC (6/13/96)




CONTRACTS FUNDED
BY SEPARATE ACCOUNT
-------------------

Kemper Gateway Elite
Kemper Gateway Custom
Kemper Gateway Advisor
Kemper Gateway Plus

DESIGNATED PORTFOLIOS
---------------------

Kemper Money Market Portfolio
Kemper Total Return Portfolio
Kemper High Yield Portfolio
Kemper Growth Portfolio
Kemper Government Securities Portfolio
Kemper International Portfolio
Kemper Small Cap Growth Portfolio
Kemper Investment Grade Bond Portfolio
Kemper Contrarian Value Portfolio
Kemper Small Cap Value Portfolio
Kemper Value+Growth Portfolio
Kemper Horizon 20+ Portfolio
Kemper Horizon 10+ Portfolio
Kemper Horizon 5 Portfolio
Kemper Blue Chip Portfolio
Kemper Global Income Portfolio
Kemper-Dreman High Return Equity Portfolio (effective 5/1/00, KVS Dreman High
                                            Return Equity Portfolio)
Kemper-Dreman Financial Services Portfolio (effective 5/1/00, KVS Dreman
                                            Financial Services Portfolio)
Kemper Global Blue Chip Portfolio
Kemper International Growth and Income Portfolio
Kemper Technology Growth Portfolio
Kemper Aggressive Growth Portfolio
Kemper Index 500 Portfolio (effective 5/1/00, KVS Index 500 Portfolio)
KVS Focused Large Cap Growth Portfolio
KVS Growth Opportunities Portfolio+
KVS Growth And Income Portfolio+

----------------------
* Additional Designated Portfolios may be added at the request of the Fund, Adviser and Underwriter and with the consent of the Company, which consent will not be unreasonably withheld.

+Not currently offered as part of the Kemper Gateway Adviser contract. It is anticipated that these Portfolios will be offered as a part of that contract on or about 5/1/00.

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and on its behalf by its duly authorized representative as of February 1, 2000.



         COMPANY                 Allmerica Financial Life Insurance and
                                 Annuity Company

                                 By: /s/ Richard M. Reilly____________________


                                 Title: President


         FUND                    Kemper Variable Series

                                 By: /s/ Philip J. Collora

                                 Title:Vice President


         ADVISER                 Scudder Kemper Investments, Inc.

                                 By: /s/ C. Perry Moore

                                 Title: Senior Vice President


         UNDERWRITER             Kemper Distributors, Inc.

                                 By: /s/ James L. Greenawalt

                                 Title: President

                                       3